		James M. Halley Q.C., 2	David W. Buchanan, Q.C.	Derek J. Mullan, Q.C.
		R. Stuart Wells	M. Douglas Howard	W.W. Lyall D. Knott, Q.C.
		William A. Ruskin, 1	Patrick A. Williams	Alexander Petrenko
		Bernard Pinsky, 4	Roy A. Nieuwenburg	William C. Helgason
		William D. Holder	Nigel P. Kent, 1	Douglas W. Lahay
		David W. Kington	Diane M. Bell	Anne L.B. Kober
		R. Brock Johnston	Neil P. Melliship	Kenneth K.C. Ing, 11, 13
		Darren T. Donnelly	Mark S. Weintraub	Neo J. Tuytel
		Ross D. Tunnicliffe	Kevin J. MacDonald	Don C. Sihota
		R. Barry Fraser	James A. Speakman	Kerstin R. Tapping
		Ethan P. Minsky, 6, 7, 9	Brock H. Smith	Nicole M. Byres
		John C. Fiddick	D. Lawrence Munn, 8	R. Glen Boswall
		Hannelie G. Stockenstrom, 12	Bonnie S. Elster	Virgil Z. Hlus, 4
		Samantha Ip	Jonathan L.S. Hodes, 1, 5	William L. Macdonald, 8
		Aaron B. Singer	L.K. Larry Yen, 10	Peter M. Tolensky
		Thea L. Koshman, 1	Tony Fogarassy	Allyson L. Baker, 3
		Warren G. Brazier, 4	Amy A. Mortimore	Veronica P. Franco
		Krista Prockiw	Brent C. Clark	Jane Glanville
		Keri T. Grenier	Richard T. Weiland	Adam I. Zasada
		Andrea M. East	Cam McTavish	Steve Veitch
		Lisa D. Hobman	Valerie S. Dixon	Jonathan C. Lotz
		Dianne D. Rideout	Tasha L. Coulter	David J. Fenrich
		Kari Richardson	Vikram Dhir, 1	Adam M. Dlin
Reply Attention of	Bernard Pinsky	Sarah W. Jones	Michal Jaworski	Shauna K. Towriss
Direct Tel.	604.643.3153
EMail Address	bip@cwilson.com	Associate Counsel: Michael J. Roman
Our File No.	24935/0001 CW1167239.1
Certain lawyers have been admitted to practice in one or more of the following jurisdictions as indicated beside each name:

Canada	United States	International
1 Alberta	4 California	11 Hong Kong
2 Manitoba	5 Colorado	12 South Africa
3 Ontario	6 District of Columbia	13 United Kingdom
7 Florida
8 New York
9 Virginia
10 Washington

April 20, 2007

BY FAX

Braintech, Inc.
#102 – 930 West 1st Street,
North Vancouver, British Columbia
Canada

Attention: Mr. Owen L.J. Jones, Chief Executive Officer

Dear Sirs:

Re:	Braintech, Inc. - Registration Statement on Form SB-2 filed April 20, 2007

                    We have acted as counsel to Braintech, Inc. (the "Company"), a Nevada corporation, in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") through which up to 37,671,753 shares of the Company's common stock (the "Registered Shares"), without par value, are being registered pursuant to the Securities Act of 1933, for resale by certain selling shareholders named in the Registration Statement as further described in the Registration Statement filed on April 20, 2007.

                    In connection with this opinion, we have examined the originals or copies of the corporate instruments, certificates and other documents of the Company, including the following documents:

(a)           Articles of Incorporation of the Company;

(b)           Bylaws of the Company;

(c)           Resolutions adopted by the Board of Directors of the Company pertaining to the Registered Shares;

(d)           The Registration Statement; and

HSBC Building 800 – 885 West Georgia Street Vancouver BC V6C 3H1 Canada Tel.: 604.687.5700 Fax: 604.687.6314 www.cwilson.com
Some lawyers at Clark Wilson LLP practice through law corporations.

(e)           The Prospectus (the "Prospectus") constituting a part of the Registration Statement.

                    We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

                    Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that the Registered Shares are, or will be when issued upon exercise of the Warrants in accordance with the respective terms of those instruments, including payment, duly and validly issued, fully paid and non-assessable.

                    This opinion letter is opining upon and is limited to the current federal laws of the United States and the Nevada General Corporation law, including the statutory provisions, and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

                    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Yours truly,

/s/ Clark Wilson LLP

BIP/kfr

cc: United States Securities and Exchange Commission